Exhibit 99.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to Employment Agreement effective November 1, 2005 (the “Employment Agreement”) is entered into this 22nd day of July, 2008, by and between Tower Financial Corporation, an Indiana corporation (the “Company”) and Donald F. Schenkel, a resident of Allen County, Indiana (the “Employee”).  Capitalized terms, unless otherwise defined herein, shall have the same meaning as set forth in the Employment Agreement.

WHEREAS, the parties have mutually agreed that it is in the best interests of the Company and the Employee for the Employee to relinquish his position and duties as President and Chief Executive Officer of the Company, as well as his various positions and duties with the Company’s affiliates, while maintaining on a part-time basis the position of Chairman of the Company’s Board of Directors, as more fully described herein; and

WHEREAS, the Company and the Employee have reached a mutual agreement concerning Employee’s continued employment with the Company through the date of his retirement as Chair of the Company’s Board of Directors, anticipated to be on or before July 1, 2011,

NOW, THEREFORE, for and in consideration of the foregoing recitals, Employee’s forbearance of certain of his rights under the Employment Agreement, and of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.              Employee hereby relinquishes his position and duties as President and Chief Executive Officer of the Company, as well as all other positions he currently holds with any of the Company’s affiliates, including but not limited to Tower Bank.  Employee shall nonetheless remain as an employee of the Company in the capacity of Chair of its Board of Directors through his anticipated retirement on June 30, 2011, with duties as mutually agreed upon by the President and Employee and primarily focused on client relations.  This description regarding Employee’s duties supersedes Section 2(b) of the Employment Agreement, which is hereby deleted.

2.              Paragraphs 4(a), 4(b) and 4(c) of the Employment Agreement, regarding Employee’s compensation, shall be amended and replaced with the following schedule of Employee’s all-inclusive annual compensation during the remaining Term:

a.	July 1, 2008 – June 30, 2009	$280,000.00

b.	July 1, 2009 – June 30, 2010	$235,000.00

c.	July 1, 2010 – June 30, 2011	$190,000.00

3.              Employee shall retire no later than July 1, 2011, unless the Company offers to extend Employee’s employment on terms acceptable to both parties and the parties enter into a new written employment agreement.

4.              For purposes of the provisions set forth in Paragraph 4(f) regarding business expenses, the total of all reimbursements thereunder shall be capped at $25,000 per year, for each of the years July 1, 2008 through June 30, 2009, July 1, 2009 through June 30, 2010 and July 1, 2010 through June 30, 2011, after which such expense reimbursements shall terminate.  Employee shall be entitled to retain the use of the Company automobile he is now driving, to the end of the Term if he so desires.

5.              During the remaining portion of the Term, through June 30, 2011, Company shall provide Employee with appropriate secretarial assistance and office space commensurate with Employee’s duties.

6.              Because the parties anticipate that Employee’s duties will be substantially diminished relative to his current duties and will hereafter, through Employee’s retirement, primarily involve customer relations, the scope of the term “material obligations” in Paragraph 6(c)(ii) of the Employment Agreement and Article 1.1(d)(ii) of the SERP concerning the definition of “Cause” shall be construed strictly with reference to such diminished duties.  In this regard, no termination for cause pursuant to either Paragraph 6(c)(ii) of the Employment Agreement or Article 1.1(d)(ii) of the SERP shall occur, if at all, unless (a) pursuant to written notice, upon the prior joint written recommendation of not less than two of the three persons then serving as chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, stating with particularity the reasons therefor and (b) after a period of not less than forty-five (45) days following such written notice, not less than two of the foregoing persons confirm their recommendation that the conditions giving rise to the claim of cause have not been cured.

7.              The SERP shall be amended, in the manner set forth in Exhibit 1 attached hereto, to redefine Employee’s Normal Retirement Date as July 1, 2011.  The SERP shall not thereafter be either further amended or terminated by the Company if the effect would be to avoid paying Employee his Accrued Benefit.  Employee’s anticipated Accrued Benefit at his Normal Retirement Date is $1,961,262.00, and his monthly or Yearly Benefits under the Supplemental Executive Retirement Plan, at his Normal Retirement Date, are $15,437.50/month and $185,250.00/year, respectively.  It is understood and agreed that it shall be Employee’s responsibility to make a determination and, having made such determination, if at all, to so advise the Company, in writing and prior to December 31 of the year immediately preceding Employee’s separation from service, if by virtue of Employee’s position and duties with the Company, he is a “Key Employee” within the meaning of Section 3.8 of the SERP.  In default of such notification, the Company shall be entitled to rely on the fact that the Employee is not a “Key Employee” and that SERP benefits may commence without any deferral period otherwise required under the SERP and under Section 409A of the Internal Revenue Code.

8.              Paragraph 4(g) of the Employment Agreement shall be amended and replaced with the following Paragraph 4(g):

(g)           Life Insurance Benefits.  During the Term, the Company, through a Company-owned life insurance policy on the Employee’s life, shall continue to provide the Employee with a life insurance death benefit in an amount up to $945,481.37, or, from time to time, such lesser amount, declining to zero, as, when added to the death benefit payable to Employee’s spouse under the SERP in the event of Employee’s death before benefits commence under the SERP, equals $1,961,262.00.  Schedule A attached hereto sets forth the amount of such life insurance death benefit payable under the Company-owned life insurance policy until such time as monthly benefits commence under the SERP.  The Employee shall from time to time designate a beneficiary for the benefits payable under this provision.

Upon termination of Employee’s employment or upon commencement of Employee’s benefits under the SERP, whichever first occurs, the Employee shall have the right but not the obligation, upon written notice to the Company, to purchase up to $850,000 of the Company-owned life insurance from the Company for an amount, payable in cash to the Company, equal to the cash surrender value of the policy relative to the face amount of the policy Employee wishes to purchase.

The death benefit set forth in this Paragraph 4(g), as described herein, shall be in addition to any death benefit provided for in the SERP.

Except as otherwise specifically provided herein, the Employee shall be solely responsible for any imputed income incurred as a result of any fringe or other benefits payable hereunder.

All payments made under this Agreement shall be subject to any and all federal, state and local taxes and other withholdings to the extent required by applicable law.

9.              For purposes of Paragraph 3, the Term of the Employment Agreement shall be amended to extend to and including midnight on June 30, 2011.

10.           The terms of this Amendment shall take precedence over all conflicting provisions in the Employment Agreement and/or the SERP but shall not affect any other terms or conditions thereof.  In all other respects, the terms of the Employment Agreement and the SERP are hereby affirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TOWER FINANCIAL CORPORATION

By:	/s/ Michael D. Cahill	/s/ Donald F. Schenkel
Its:	President/CEO	Donald F. Schenkel
Date:	July 22, 2008	Date: July 22, 2008

REVISED AND RESTATED
TOWER FINANCIAL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Tower Financial Corporation (sometimes referred to as the “Company”) hereby amends and restates its Supplemental Executive Retirement Plan (“Plan”) in its entirety, effective as of July 1, 2008 (which Plan was originally effective as of January 1, 2002 and which Plan was subsequently amended, including a prior restatement effective as of January 1, 2005).  The Plan is an unfunded, non-qualified plan for the payment of deferred compensation to Donald F. Schenkel, in recognition of his substantial contributions to the operation of Tower Financial Corporation and Affiliates and provides him with additional incentives to enhance Tower Financial Corporation and its programs.

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.  Definitions.  As used in the Plan, the following words and phrases, when capitalized, have the following meanings:

(a)           “Accrued Benefit” means, with respect to the Participant, a series of equal monthly payments, commencing at the Participant’s Normal Retirement Date (or other applicable Commencement Date) and continuing until his death. The following table expresses the monthly Accrued Benefit of the Participant hereunder, once the Participant attains the ages and/or the Normal Retirement Date set forth in the following table, which table takes into consideration certain factors found in the original Plan document, such as the Participant’s base salary multiplied by an applicable benefit factor:

Age / Normal Retirement Date	Yearly Benefit	Monthly Accrued Benefit
64	$99,750.00	$8,312.50
65	$114,000.00	$9,500.00
66	$128,250.00	$10,687.50
67	$142,500.00	$11,875.00
68	$156,750.00	$13,062.50
69	$171,000.00	$14,250.00
Normal Retirement Date of 7/1/2011	$185,250.00	$15,437.50

(b)           “Affiliate” means any employer that, together with Tower Financial Corporation, is under common control or a member of an affiliated service group, as determined under Code subsections 414(b), (c), (m), and (o).

(c)           “Board of Directors” means the Board of Directors of Tower Financial Corporation.

(d)           “Cause” means, with respect to a Separation from Service, (i) the commission by the Participant of an act of malfeasance, dishonesty, fraud or breach of trust against the Company or any of its affiliates, employees, clients or vendors, resulting or intended to result in substantial gain or personal enrichment to which the Participant was not legally entitled; (ii) the continued breach by the Participant of any of his material obligations pursuant to his Employment Agreement with Company (which duties shall be construed strictly with reference to Participant’s diminished duties set forth in the Amendment to his Employment Agreement entered into the 22nd day of July, 2008), but only after (a) the Participant is notified in writing that Company is requesting the Participant to correct a breach of this subsection (which notice specifically identifies the section or sections of the Employment Agreement which Company asserts have been breached and the manner in which Company asserts that Participant has breached the obligations referenced therein), upon the prior joint written recommendation of not less than two of the three persons then serving as chair of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, stating with particularity the reasons therefor and (b) after a period of not less than forty-five (45) days following such written notice, not less than two of the foregoing persons confirm their recommendation that the conditions giving rise to the claim of cause have not been cured; and (iii) the Participant’s indictment, conviction of or plea of guilty or no contest to any felony or any crime involving moral turpitude.

(e)           “Change of Control” means a change of control pursuant to provisions of IRC §409A.

(f)           “Code” means the Internal Revenue Code of 1986, as amended, and its interpretive rules and regulations.

(g)           “Commencement Date” means, with respect to the Participant, the date that the payment of the Participant’s benefit under the Plan commences, as provided in Article III.

(h)           “Compensation Committee” means the Compensation Committee of the Board of Directors.

(i)           “Disability” means the Participant’s disability as determined pursuant to the provisions of IRC §409A.

(j)           “Employee” means Donald F. Schenkel.

(k)           “Employment Termination” means the same as “Separation from Service.”

(l)           “Key Employee” means a key employee as defined in IRC §416(i) without regard to Paragraph (5) thereof. For purposes of determining whether an individual is a Key Employee for a given Plan Year hereunder, such determination shall be made as of the December 31st preceding the Plan Year in question and any such person so identified as a Key Employee shall be treated as a Key Employee for the twelve-month period beginning on the first day of the fourth month following said December 31st identification date.

(m)           “Normal Retirement Date” means the date of July 1, 2011.

(n)           “Participant” means Donald F. Schenkel.

(o)           “Plan” means this instrument, as restated and amended from time to time, and the non-qualified supplemental retirement plan established by this instrument, as amended.

(p)           “Plan Year” means the calendar year.

(q)           “Separation from Service” means the cessation of the Participant’s status as an Employee for any reason, which cessation shall also meet the definition of Separation from Service as set forth in IRC §409A.

Section 1.2.  Rules of Construction.  The following rules of construction shall govern in interpreting the Plan:

(a)           The Plan is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees that is exempt from Parts 2, 3, and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974.

(b)           This Plan is intended to comply with the applicable requirements of §409A of the Internal Revenue Code (“IRC 409A”) and shall be limited, construed and interpreted in accordance with such intent (including the final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect to IRC §409A). Notwithstanding anything hereunder to the contrary, any provision in the Plan that is inconsistent with IRC §409A shall be deemed to be amended to comply with IRC §409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

(c)           The provisions of this Plan shall be construed and governed in all respects under and by the laws of the State of Indiana.

(d)           If any provision of the Plan is held to be illegal or invalid for any reason, that provision shall be void, but the voiding of that provision shall not otherwise impair or affect the remaining provisions of the Plan.

ARTICLE II
PARTICIPATION

Section 2.1.  Commencement of Participation.  The Compensation Committee shall designate each Employee who is to become the Participant by resolution of the Board of Directors and by identifying the Employee as the Participant on the attached Appendix.

Section 2.2.  Termination of Participation.  Once designated the Participant, an Employee shall continue to be the Participant until (a) the Compensation Committee determines that he shall cease to be the Participant, (b) his Separation from Service or Disability, or (c) the termination of the Plan, whichever occurs first.

ARTICLE III
FORMS OF BENEFIT

Section 3.1.  Normal Retirement Benefit.  Except as otherwise provided in this Plan, if the Participant incurs a Separation from Service on or after attaining his Normal Retirement Date, his Plan benefits shall be paid in a series of monthly installments each in the amount of his Accrued Benefit determined pursuant to Section 1.1(a), commencing on the 1st day of the month following his Normal Retirement Date and continuing until his death.

Section 3.2.  Delayed Retirement Benefit.  If the Participant incurs a Separation from Service after his Normal Retirement Date, his Plan benefits shall be paid in a series of monthly installments each in an amount equal to the Normal Retirement Benefit described in section 3.1 above (i.e., his plan benefit will not be increased if his Separation from Service is delayed beyond his Normal Retirement Date), commencing on the 1st day of the month following his Delayed Retirement Date and continuing until his death.

Section 3.3.  Disability Benefit.  If the Participant incurs a Disability while an Employee, his Plan benefit shall be paid in a series of monthly installments each in an amount that is equal to his Accrued Benefit determined pursuant to Section 1.1(a) and the date he incurs a Disability, commencing on the first day of the month following the effective date of his Disability and continuing until his death.

Section 3.4.  Death Benefit.

(a)           If the Participant dies while an Employee and prior to receiving benefits from this Plan, his surviving spouse shall receive a death benefit in a lump sum amount equal to the amount, determined as of the Participant’s death, of the SERP liability accrued on the books of the Company pertaining to the Participant (and not the Accrued Benefit), which lump sum amount shall be paid on the 60th day following the Participant’s death. If the Participant is not survived by a spouse, no death benefit shall be payable hereunder.

(b)           If the Participant dies while receiving benefits under this Plan, his surviving spouse shall receive a death benefit in a lump sum amount equal to the amount of the remaining SERP liability accrued on the books of the Company as of the date of the Participant’s death (and not the Accrued Benefit), which lump sum amount shall be paid within sixty (60) days of the Participant’s death. If the Participant is not survived by a spouse, no death benefit shall be payable hereunder.

Section 3.5.  Separation from Service Benefit.  If the Participant incurs a Separation from Service before his Normal Retirement Date in which the Separation from Service was voluntary or was involuntary without Cause, his Plan benefit shall be paid in a series of monthly installments each in an amount equal to his Accrued Benefit determined pursuant to Section 1.1(a) and the date he incurs a Separation from Service, commencing on the 1st day of the month following such Separation from Service and continuing until his death. If the Participant’s Separation from Service before his Normal Retirement Date is involuntary with Cause, the Participant’s benefit shall be the amount of the SERP liability accrued on the books of the Company as of the date of the Participant’s Separation from Service (and not the Accrued Benefit), which benefit shall be paid in a lump sum payment on the 60th day following said Separation from Service.

Section 3.6.  Change of Control.  Upon a Change of Control, the Participant’s Accrued Benefit determined pursuant to Section 1.1(a) and the date on which the Change of Control occurred shall be paid in a lump sum payment to the Participant on the 60th day following said Change of Control. This lump sum payment shall be the actuarial equivalent of the Participant’s Accrued Benefit (which actuarial equivalent shall be determined using the Applicable Mortality Table as defined in IRC §417(e)(3) and the 30-year Treasury rates in effect for the month of August (actually announced in September) preceding the first day of the applicable Plan Year).

Section 3.7.  Termination of the Plan by the Company.  The Company may terminate this Plan at any time, in which case the Participant shall be entitled to the amount of his Accrued Benefit determined pursuant to Section 1.1(a) and the date on which the Plan is terminated.

If the Plan termination results from any of the three events set forth in Reg. §1.409A-3(j)(4)(ix), a distribution will be paid as soon as practicable following the date of such Plan termination to the Participant in a lump sum payment equal to the actuarial equivalent of the Participant’s Accrued Benefit (which actuarial equivalent shall be determined using the Applicable Mortality Table as defined in IRC §417(e)(3) and the 30-year Treasury rates in effect for the month of August (actually announced in September) preceding the first day of the applicable Plan Year).

If the Plan termination does not result from one of the above-described two events, the Participant’s accrued benefit shall be frozen and his Plan benefits shall be paid to him, or in the event of his death to his surviving spouse, at the same time and in the same form and amount that his Plan benefit would have been paid had the Plan not been terminated.

Section 3.8.  Delayed Commencement Date for Key Employee.  If the Participant is a Key Employee and is entitled to benefit hereunder as a result of a Separation from Service pursuant to the provisions of Section 3.1, 3.2 or 3.5 above, the commencement of the Participant’s benefits shall be delayed for six (6) months after the date of the Separation from Service. After the end of said six-month delayed Commencement Date, benefits to the Participant in the amount described in Sections 3.1, 3.2, or 3.5 (whichever is applicable) shall commence to be paid each month, continuing to his death; provided, however, that the amount of monthly benefits the Participant did not receive during such six-month delayed commencement time period shall be paid Participant in a lump sum payment at the same time his first monthly payment is paid hereunder; provided further, if such Separation from Service is involuntary with Cause, the Participant’s benefit described in Section 3.5 above in such situation shall be paid in a lump sum payment after the end of said 6-month delayed Commencement Date.

Section 3.9.  Breach of Non-Competition/Non-Solicitation Provisions.  If the Participant breaches either or both of the non-competition and non-solicitation provisions of his Employment Agreement with Company (if any), the Participant (or his spouse) shall forfeit the right to receive any further payments pursuant to this Plan.

ARTICLE IV
FUNDING

Section 4.1.  Plan Unfunded.  The obligation to pay benefits under the Plan represents only a contractual obligation of the Company to make payments when due.  The Company’s obligation to pay benefits shall not be secured in any way, and neither shall set aside assets beyond the reach of their general creditors for the purpose of paying benefits under the Plan.

Section 4.2.  Insurance Contracts.  The Company may determine, in its sole discretion, to purchase one or more life insurance contracts on the Participant’s life as a means of reserving assets to pay its obligations under the Plan.  In that event, the Participant shall, as a condition to receiving any benefits under the Plan, consent to the purchase of that insurance, execute any application or other forms that the insurer reasonably requires, and make other reasonable efforts to permit the Company to obtain that insurance.

ARTICLE V
ADMINISTRATION

Section 5.1.  Administration.  The Company shall administer the Plan and may delegate all or a portion of its responsibility to such individuals as it deems appropriate.

Section 5.2.  Notices.  Any notice to the Company under the Plan shall be sufficient if it is in writing and delivered by hand or sent by registered or certified mail, return receipt requested, to the Board of Directors.  Any notice to the Participant or his spouse under the Plan shall be sufficient if it is in writing and delivered by hand or sent by registered or certified mail, return receipt requested, to the Participant or, in the event of his death, to his spouse.  Any notice shall be deemed made as of the date of delivery by hand or the mailing date shown on the return receipt for registered or certified mail.

Section 5.3.  Powers and Duties of the Company.  Subject to the specific limitations stated in this Plan, the Company shall have the following powers, duties, and responsibilities:

(a)           To carry out the general administration of the Plan;

(b)           To cause to be prepared all forms necessary or appropriate for the administration of the Plan;

(c)           To keep appropriate books and records;

(d)           To determine amounts to be distributed to the Participant and his spouse under the provisions of the Plan;

(e)           To determine, consistently with the provisions of this instrument, all questions of eligibility, rights, and status of the Participant and his spouse under the Plan;

(f)            To issue, amend, and rescind rules relating to the administration of the Plan, to the extent those rules are consistent with the provisions of this instrument;

(g)           To exercise all other powers and duties specifically conferred upon Company elsewhere in this instrument; and

(h)           To interpret, with discretionary authority, the provisions of this Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation and benefit eligibility. Benefits shall be paid hereunder only if the Administrator, in its sole discretion, decides that the Participant or his spouse is entitled to them.

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1.  Amendment.  The Company may amend the Plan at any time by action of the Board of Directors, with written notice to each Participant.  The Company, however, may not make any amendment that reduces the Participant’s benefits below amounts already earned or that delays the payment of those benefits past the time provided under the Plan immediately before the date of the amendment, unless the Participant consents in writing to the amendment.

Section 6.2.  Termination.  The Company reserves the right to terminate the Plan, by action of the Board of Directors, at any time it deems appropriate.  Upon termination of the Plan, no further benefits shall be earned under the Plan

ARTICLE VII
MISCELLANEOUS

Section 7.1.  Relationship.  Notwithstanding any other provision of this Plan, this Plan and action taken pursuant to it shall not be deemed to establish a trust or fiduciary relationship of any kind between the Company and the Participant or his spouse.  The Plan is intended to be unfunded for purposes of the Employee Retirement Income Security Act of 1974, as amended.  The Plan shall not be deemed to grant the Participant, his spouse, or any other person any interest or right in any property of the Company other than as an unsecured general creditor of the Company.

Section 7.2.  Anticipation of Benefits.  Neither the Participant nor his spouse shall have the power to transfer, assign, anticipate, pledge, alienate, or otherwise encumber in advance any of the payments that may become due under this Plan, and any attempt to do so shall be void.  Any payments that may become due under this Plan shall not be subject to attachment, garnishment, execution, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

Section 7.3.  No Guarantee of Continued Employment.  Nothing contained in this Plan or any action taken under the Plan shall be construed as a contract of employment or as giving the Participant any right to be retained in employment with the Company.

Section 7.4.  Persons Subject to the Plan.  This Plan shall be binding upon and inure to the benefit of the Participant and his spouse and upon the Company and their successors and assigns.

Section 7.5.  Responsibility for Tax Status.  The Company does not make any warranties, express or implied, or assume any responsibility concerning the federal, state, or local taxation of rights or benefits under the Plan.

Section 7.6.  Tax Withholding.  The Company may withhold from the Participant’s compensation or from any benefit paid under the Plan such amounts as may be required by applicable federal, state, or local tax laws.

Tower Financial Corporation has caused the Plan to be executed by its duly authorized officer on the 22nd day of July, 2008.

Tower Financial Corporation

By:

Title:

SCHEDULE "A"

	Beg. Bal	Accrual	End Bal	Life Insurance Benefit
Jan-08	863,777.27	21,171.86	884,949.13	850,000.00
Feb-08	884,949.13	21,171.86	906,120.99	850,000.00
Mar-08	906,120.99	21,171.86	927,292.86	850,000.00
Apr-08	927,292.86	21,171.86	948,464.72	850,000.00
May-08	948,464.72	21,171.86	969,636.59	850,000.00
Jun-08	969,636.59	21,171.86	990,808.45	850,000.00
Jul-08	990,808.45	24,972.18	1,015,780.63	945,481.37
Aug-08	1,015,780.63	24,972.18	1,040,752.81	920,509.19
Sep-08	1,040,752.81	24,972.18	1,065,724.99	895,537.01
Oct-08	1,065,724.99	24,972.18	1,090,697.17	870,564.83
Nov-08	1,090,697.17	24,972.18	1,115,669.35	845,592.65
Dec-08	1,115,669.35	24,972.18	1,140,641.53	820,620.47
Jan-09	1,140,641.53	26,258.25	1,166,899.78	794,362.22
Feb-09	1,166,899.78	26,258.25	1,193,158.03	768,103.97
Mar-09	1,193,158.03	26,258.25	1,219,416.27	741,845.73
Apr-09	1,219,416.27	26,258.25	1,245,674.52	715,587.48
May-09	1,245,674.52	26,258.25	1,271,932.77	689,329.23
Jun-09	1,271,932.77	26,258.25	1,298,191.02	663,070.98
Jul-09	1,298,191.02	26,258.25	1,324,449.26	636,812.74
Aug-09	1,324,449.26	26,258.25	1,350,707.51	610,554.49
Sep-09	1,350,707.51	26,258.25	1,376,965.76	584,296.24
Oct-09	1,376,965.76	26,258.25	1,403,224.00	558,038.00
Nov-09	1,403,224.00	26,258.25	1,429,482.25	531,779.75
Dec-09	1,429,482.25	26,258.25	1,455,740.50	505,521.50
Jan-10	1,455,740.50	27,610.55	1,483,351.05	477,910.95
Feb-10	1,483,351.05	27,610.55	1,510,961.59	450,300.41
Mar-10	1,510,961.59	27,610.55	1,538,572.14	422,689.86
Apr-10	1,538,572.14	27,610.55	1,566,182.69	395,079.31
May-10	1,566,182.69	27,610.55	1,593,793.23	367,468.77
Jun-10	1,593,793.23	27,610.55	1,621,403.78	339,858.22
Jul-10	1,621,403.78	27,610.55	1,649,014.33	312,247.67
Aug-10	1,649,014.33	27,610.55	1,676,624.87	284,637.13
Sep-10	1,676,624.87	27,610.55	1,704,235.42	257,026.58
Oct-10	1,704,235.42	27,610.55	1,731,845.97	229,416.03
Nov-10	1,731,845.97	27,610.55	1,759,456.52	201,805.48
Dec-10	1,759,456.52	27,610.55	1,787,067.06	174,194.94
Jan-11	1,787,067.06	29,032.49	1,816,099.55	145,162.45
Feb-11	1,816,099.55	29,032.49	1,845,132.04	116,129.96
Mar-11	1,845,132.04	29,032.49	1,874,164.53	87,097.47
Apr-11	1,874,164.53	29,032.49	1,903,197.02	58,064.98
May-11	1,903,197.02	29,032.49	1,932,229.51	29,032.49
Jun-11	1,932,229.51	29,032.49	1,961,262.00	(0.00)